EXHIBIT 99.1

Heat Biologics Rights Offering Materials Available for Shareholders of Record

DURHAM, NC – October 27, 2017 – Heat Biologics, Inc. (“Heat”) (Nasdaq: HTBX), a biopharmaceutical company developing drugs designed to activate a patient’s immune system against cancer, is reminding the investor community that copies of the Prospectus and related materials for the Heat rights offering have been filed and mailed, and should be available to shareholders of record.

Rights Offering Subscription Period:

Beginning date:

Friday, Oct. 20, 2017

Ending date:

Wednesday, Nov. 8, 2017 by 5 p.m. ET

D.F. King & Co. is acting as information agent for the rights offering. Heat right-holders that do not directly receive the materials, or are not contacted by their custodian of record, should contact D.F. King Co. at 866-796-1290 or htbx@dfking.com.

Advisory Group Equity Services, Ltd, which is doing business as RHK Capital, is acting as dealer manager for the rights offering. RHK Capital and Advisory Group Equity Services invite any broker dealers interested in participating in the rights offering to contact the syndicate department at heat@rhk.capital.

The subscription period for the Heat rights offering is set to expire Wednesday, Nov. 8, 2017, by 5 p.m. ET (unless extended by Heat’s board of directors). Under the proposed rights offering, Heat distributed non-transferable subscription rights to purchase shares of common stock for $0.62 per share to its eligible stockholders and participating warrant holders as of the record date. Holders who exercise their subscription rights in full will be entitled to subscribe for additional shares that are not purchased by other shareholders (subject to a pro rata reduction).

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities; nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heat Biologics, Inc.

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient's immune system against cancer by inducing CD8+ "Killer" T-cells. Our T-Cell Activation Platform (TCAP) produces therapies designed to turn "cold" tumors "hot," and be administered in combination with checkpoint inhibitor therapies and other immuno-modulators to increase their effectiveness. We are currently enrolling patients in our Phase 2 clinical trial for non-small cell lung cancer, in combination with Bristol-Myers Squibb's nivolumab (Opdivo®). We also have numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

About RHK Capital

Advisory Group Equity Services, Ltd. (dba RHK Capital) was founded in 1984. RHK Capital is a boutique investment banking firm specializing in small to medium-sized transactions. RHK is led by a management team with extensive financial industry experience and a desire to provide companies and individuals with the tools and expertise to accomplish their financial goals. In addition to investment banking, RHK has grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages, and business lending. All securities are offered through Advisory Group Equity Services Ltd., a registered broker-dealer, member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and include statements regarding the intended rights offering and benefits of our products. These statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements, including market conditions, the ability of Heat's ImPACT therapy to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, Heat’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to Heat’s ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, Heat’s ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities, and its ability to retain its key scientists or management personnel, its ability to successfully integrate Pelican, the successful completion of the rights offering and the other factors described in Heat’s most recent annual report on Form 10-K and other filings with the SEC. The information in this release is provided only as of the date of this release and the company undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Contacts

Media and Investor Inquiries

Melissa Conger

Heat Biologics

+1 919 289 4017

mconger@heatbio.com

Information Agent

D.F. King & Co.

+1 866 796 1290

htbx@dfking.com.